Exhibit 14(a)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Senior Securities of FBLC”, “Experts” and “Representations and Warranties of the Company” in the Joint Proxy Statement/Prospectus included in this Registration Statement (Form N-14) of Franklin BSP Capital Corporation.

We also consent to the incorporation by reference of our reports dated March 15, 2023, with respect to the consolidated financial statements of Franklin BSP Capital Corporation and Franklin BSP Lending Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2022, and our report dated March 28, 2019, with respect to the consolidated financial statements of Franklin BSP Lending Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2018, into this Registration Statement, filed with the Securities and Exchange Commission.

We also consent to the use of our report dated October 6, 2023, with respect to the Senior Securities of FBCC as of December 31, 2022 and 2021, included in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, NY

October 19, 2023